UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – June 3, 2010 (May 27, 2010)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement

General

As previously disclosed, on August 3, 2009, Cooper-Standard Holdings Inc. (the “Company”) and each of its direct and indirect wholly-owned U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On March 26, 2010, the Debtors filed with the Bankruptcy Court the Second Amended Plan of Reorganization (the “Plan”) and the corresponding First Amended Disclosure Statement for the Plan. On May 12, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

On May 27, 2010 (the “Effective Date”), the Debtors consummated their reorganization through a series of transactions contemplated by the Plan and the Plan became effective pursuant to its terms. In accordance with the Plan, the Debtors entered into the following material agreements.

Supplemental Indenture and Senior Notes due 2018

As previously disclosed in a Current Report on Form 8-K dated May 17, 2010, on the Effective Date, Cooper-Standard Automotive Inc. (“CSA U.S.” or the “U.S. Borrower”) assumed all of the obligations as the issuer under the $450 million 8 1/2% Senior Notes due 2018 (the “New Notes”) and the indenture relating thereto, and the Company and each of CSA U.S.’s direct and indirect wholly-owned restricted U.S. subsidiaries guaranteed CSA U.S.’s obligations under the New Notes pursuant to a Supplemental Indenture, dated as of the Effective Date, among CSA U.S., the Company, the subsidiaries of CSA U.S. set forth on the signature page thereto and U.S. Bank National Association as trustee under the indenture. This summary is generalized, does not purport to be complete and, as such, subject to and qualified in its entirety by reference to the provisions of the supplemental indenture, which is attached as Exhibit 4.1 to this report and incorporated herein by reference.

New Notes Registration Rights Agreement Joinder

As previously disclosed in a Current Report on Form 8-K dated May 17, 2010, on the Effective Date, the Company and CSA U.S. assumed the obligations under the registration rights agreement related to the New Notes pursuant to a Joinder Agreement, dated as of May 27, 2010, executed by the Company, CSA U.S. and each of CSA U.S.’s direct and indirect wholly-owned restricted U.S. subsidiaries. This summary is generalized, does not purport to be complete and, as such, subject to and qualified in its entirety by reference to the provisions of the joinder agreement, which is attached as Exhibit 4.2 to this report and incorporated herein by reference.

Senior ABL Facility

On the Effective Date, the Company, the U.S. Borrower, Cooper-Standard Automotive Canada Limited (“CSA Canada” or the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”) and certain subsidiaries of the U.S. Borrower entered into a senior secured asset-based revolving credit facility (the “Senior ABL Facility”) with certain lenders, Bank of America, N.A., as agent (the “Agent”) for such lenders, Deutsche Bank Trust Company Americas, as syndication agent, and Banc of America Securities LLC, Deutsche Bank Securities Inc., UBS Securities LLC and Barclays Capital, as joint lead arrangers and bookrunners. The following is a summary of the material terms of the Senior ABL Facility. The summary is generalized, does not purport to be complete and, as such, subject to and qualified in its entirety by reference to the provisions of the loan and security agreement governing the Senior ABL Facility, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

General. The Senior ABL Facility provides for an aggregate revolving loan availability of up to $125 million, subject to borrowing base availability, including a $45 million letter of credit sub-facility and a $20 million swing line sub-facility. The Senior ABL Facility also provides for an uncommitted $25 million incremental loan facility, for a potential total Senior ABL Facility of $150 million (if requested by the Borrowers and the lenders agree to fund such increase). No consent of any lender (other than those participating in the increase) is required to effect any such increase.

Maturity. May 27, 2014.

Use of Proceeds. There were no borrowings made under the Senior ABL Facility on the Effective Date. After the Effective Date, proceeds from the Senior ABL Facility may be used by the Borrowers to pay certain unsecured claims, administrative expenses and administrative claims as contemplated by the Plan, to issue commercial and standby letters of credit, to finance ongoing working capital needs and for general corporate purposes.

Borrowing Base. Loan (and letter of credit) availability under the Senior ABL Facility is subject to a borrowing base, which at any time is limited to the lesser of: (A) the maximum facility amount (subject to certain adjustments) and (B) (i) up to 85% of eligible accounts receivable; plus (ii) up to the lesser of 70% of eligible inventory or 85% of the appraised net orderly liquidation value of eligible inventory; minus reserves established by the Agent. The accounts receivable portion of the borrowing base is subject to certain formulaic limitations (including concentration limits). The inventory portion of the borrowing base is limited to eligible inventory, as determined by an independent appraisal. The borrowing base is also subject to certain reserves, which are established by the Agent (which may include changes to the advance rates indicated above). Loan availability under the Senior ABL Facility is apportioned, as follows: $100 million to the U.S. Borrower and $25 million to the Canadian Borrower.

Guarantees; Security. The obligations of the U.S. Borrower under the Senior ABL Facility and cash management arrangements and interest rate, foreign currency or commodity swaps entered into by the U.S. Borrower and its subsidiaries, in each case with the lenders and their affiliates (collectively, “Additional ABL Secured Obligations”) are guaranteed on a senior secured basis by the Company and all of its U.S. subsidiaries (other than CS Automotive LLC), and the obligations of the Canadian Borrower under the Senior ABL Facility and Additional ABL Secured Obligations of the Canadian Borrower and its Canadian subsidiaries are guaranteed on a senior secured basis by the Company, all of the Canadian subsidiaries of the Canadian Borrower and all of the Company’s U.S. subsidiaries. The U.S. Borrower guarantees the Additional ABL Secured Obligations of its subsidiaries and the Canadian Borrower guarantees the Additional ABL Secured Obligations of its Canadian subsidiaries. The obligations under the Senior ABL Facility and related guarantees are secured by a first priority lien on all of each Borrower’s and each guarantor’s existing and future personal property consisting of accounts receivable, payment intangibles, inventory, documents, instruments, chattel paper and investment property, certain money, deposit accounts and securities accounts and certain related assets and proceeds of the foregoing.

Interest. Borrowings under the Senior ABL Facility bear interest at a rate equal to, at the Borrowers’ option:

•	in the case of borrowings by the U.S. Borrower, LIBOR or the base rate plus, in each case, an applicable margin; or

•	in the case of borrowings by the Canadian Borrower, BA rate, Canadian prime rate or Canadian base rate plus, in each case, an applicable margin.

The initial applicable margin is 3.5% with respect to the LIBOR or BA-based borrowings and 2.5% with respect to base rate, Canadian prime rate and Canadian base rate borrowings. The applicable margin is subject, in each case, to quarterly performance pricing adjustments commencing six months after the closing date.

Fees. In addition to paying interest on outstanding principal under the Senior ABL Facility, the Borrowers are required to pay a fee in respect of committed but unutilized commitments equal to 0.50% per annum when usage of the Senior ABL Facility (as apportioned between the U.S. and Canadian facilities) is greater than 50% and 0.75% per annum when usage of the Senior ABL Facility is equal to or less than 50%. The Borrowers are also required to pay a fee on outstanding letters of credit under the Senior ABL Facility at a rate equal to the applicable margin in respect of LIBOR and BA-based borrowings plus a fronting fee at a rate of 0.125% per annum to the issuer of such letters of credit, together with customary issuance and other letter of credit fees. The Senior ABL Facility also requires the payment of customary agency and administrative fees.

Voluntary Prepayments. The Borrowers are able to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans, in each case, in whole or in part, at any time without premium or penalty (other than customary breakage and related reemployment costs with respect to repayments of LIBOR-based borrowings).

Covenants; Events of Default. The Senior ABL Facility includes affirmative and negative covenants that will impose substantial restrictions on the Company’s financial and business operations, including its ability to incur and secure debt, make investments, sell assets, pay dividends or make acquisitions. The Senior ABL Facility also includes a requirement to maintain a monthly fixed charge coverage ratio of no less than 1.1 to 1.0 when availability under the Senior ABL Facility is less than specified levels. The Senior ABL Facility also contains various events of default that are customary for comparable facilities.

Equity Registration Rights Agreement

In connection with the equity commitment agreement, on the Effective Date, the Company entered into a registration rights agreement (the “Equity Registration Rights Agreement”) with the Backstop Purchasers (as defined below) and certain other holders of registrable securities. Registrable securities will consist of any shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and Preferred Stock (as defined below), any warrants to purchase Common Stock issued pursuant to the Plan and any shares of Common Stock issuable upon conversion of Preferred Stock or upon exercise of warrants that are beneficially owned by the Backstop Purchasers and such other holders. Registrable securities will cease to be registrable securities under certain circumstances and upon the happening of certain events, such as upon their sale under a registration statement or pursuant to Rule 144.

The Equity Registration Rights Agreement gives the Backstop Purchasers and such other holders certain registration rights, including demand registration, shelf registration and piggyback registration rights. Any Backstop Purchaser or such other holder that owned at least 5% of the outstanding Common Stock (on a fully diluted basis) as of the Effective Date and continues to own 5% of the outstanding Common Stock (on a fully diluted basis) (each, a “demand holder”) will have certain rights to demand the registration of its registrable securities on a registration statement, which may be a shelf registration, filed with the Securities and Exchange Commission on an underwritten or non-underwritten basis. Prior to an initial public offering of the Company, demand holders holding at least 35% of the outstanding registrable securities or any Backstop Purchaser that owns at least 7.5% of the outstanding Common Stock (on a fully diluted basis) may make an initial demand registration, so long as the total offering price of the shares to be sold in the offering exceeds $75 million in the aggregate. After the Company’s initial public offering, any demand holder may make a demand registration so long as the total offering price of the shares to be sold in the offering exceeds, in the case of a registration on Form S-1, $50 million in the aggregate or, in the case of a registration on Form S-3, $20 million in the aggregate. The Company will not be required to effect more than two demand registrations in any 12-month period. In addition, the Company will not be required to effect a demand registration if within the 12-month period preceding the date of a request for a demand registration the Company has effected one demand registration and another registration statement has been declared effective within the 12-month period preceding such demand request and at least $20 million of the then outstanding registrable securities were entitled to be included in such registration. The Company will also not be required to effect a demand registration during certain suspension periods as set forth in the Equity Registration Rights Agreement. The Company is not required to conduct more than 12 underwritten demand registrations in total or more than eight demand registrations for the Backstop Purchasers on a Form S-1. In addition to the above demand rights, demand holders may request the Company to file a shelf registration for the continuous offering of the registrable securities, and whenever the Company proposes to file a registration statement and registrable securities may be included in such registration, the holders of registrable securities may exercise piggyback registration rights.

The Equity Registration Rights Agreement will also provide, subject to certain exceptions, that any holder party to the agreement that holds 5% or more of the outstanding shares of the Common Stock (on a fully diluted basis) will be restricted from selling or otherwise disposing of any of the Company’s securities held by such holder for the seven days prior to and the 180-day period following the date of pricing the Company’s underwritten initial public offering and the seven days prior to and the 90-day period following the date of pricing any other underwritten offering by the Company.

This summary is generalized, does not purport to be complete and, as such, subject to and qualified in its entirety by reference to the provisions of the Equity Registration Rights Agreement, which is attached as Exhibit 4.3 to this report and incorporated herein by reference.

Nomination Agreements

The Company entered on the Effective Date into separate Director Nomination Agreements with (i) Barclays Capital Inc. (“Barclays”), (ii) Silver Point Capital L.P., on behalf of its affiliates and related funds (“Silver Point”), (iii) Oak Hill Advisors L.P., on behalf of certain funds and separate accounts that it manages (“Oak Hill”), and (iv) Capital Research and Management Company, as investment advisor to certain funds it manages, TCW Shared Opportunity Fund IV, L.P., TCW Shared Opportunity Fund IVB, L.P., TCW Shared Opportunity Fund V, L.P., TD High Yield Income Fund, and Lord, Abbett & Co. LLC, as investment manager on behalf of multiple clients (such entities together referred to as the “Designating Parties” and together with Barclays, Silver Point and Oak Hill, the “Stockholders” or the “Backstop Purchasers”) (each such agreement, the “Nomination Agreement” and together, the “Nomination Agreements”). Each of the Nomination Agreements will continue to be in effect until the earlier of (i) termination of such agreement at the election of the applicable nominating parties, (ii) immediately prior to the annual meeting of stockholders of the Company held during the calendar year 2013 and (iii) the applicable nominating parties together with their respective Affiliates (as defined in the Nomination Agreements) no longer Beneficially Own (as defined in the Nomination Agreements) in the aggregate 7.5% or greater of the issued and outstanding New Common Stock (assuming the conversion of all outstanding shares of New Preferred Stock).

Pursuant to the Designating Parties and Barclays’ Nomination Agreements, each of the Designating Parties, acting together, and Barclays has the right to nominate one independent member of the Board of Directors of the Company (the “Board”) and, such nominee will be selected in reasonable consultation with (but without the need for the approval of) the Company’s Chief Executive Officer and Korn/Ferry International, or such other executive search firm that is mutually acceptable to such Stockholder and the Company, so long as a committee of Independent Directors (as defined in such Nomination Agreements) determines that the respective Stockholder’s nominee will be nominated for election to the Board. As of the Effective Date, Larry Jutte is the Designating Parties’ nominee and David J. Mastrocola is Barclay’s nominee.

Pursuant to Silver Point and Oak Hill’s Nomination Agreements, Silver Point has the right to nominate one member of the Board (subject to the consent of Barclays if such member nominated by Silver Point is not independent) and Oak Hill has the right to nominate one member of the Board. In addition, each of Silver Point and Oak Hill has the right to appoint one observer to the Board in addition to the member of the Board nominated by each of them. As of the Effective Date, Orlando A. Bustos is Silver Point’s nominee and Glenn August is Oak Hill’s nominee.

Each of the members of the Board will serve in accordance with applicable federal and state laws, the Third Amended and Restated Certificate of Incorporation, the Certificate of Designations for the 7% Cumulative Participating Convertible Preferred Stock and the Amended and Restated By-Laws. A nominee to the Board pursuant to each of the Nomination Agreements will be entitled to compensation paid to other non-employee members of the Board; provided, that, with respect to the Nomination Agreement with Oak Hill, if the nominee is an employee of Oak Hill or its Affiliate, at the option of Oak Hill and subject to the approval of the Board, such compensation (or its economic equivalent) will instead be paid to Oak Hill or its Affiliates. In accordance with the terms of Oak Hill’s Nomination Agreement, Oak Hill elected to receive such compensation, which was approved by the Board, and Oak Hill or its Affiliates will be receiving the compensation described above (including the equity grants pursuant to substantially similar terms) in lieu of Glenn R. August.

The foregoing description of the Nomination Agreements does not purport to be complete and is qualified in its entirety by reference to the full texts of the agreements, copies of which are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this report and incorporated herein by reference.

Warrant Agreement

Cooper-Standard Holdings Inc. (the “Company”) entered into a warrant agreement (the “Warrant Agreement”), dated as of the Effective Date, with Computershare Inc. and Computershare Trust Company, N.A., collectively as warrant agent. As of the Effective Date, the Company issued warrants (the “Warrants”) to purchase, subject to the terms of the Warrant Agreement, up to an aggregate of 2,419,753 million shares of common stock, par value $0.001 per share, of the Company (the “New Common Stock”) (of which warrants to purchase 725,926 shares of New Common Stock were issued to holders of prepetition senior subordinated note claims and warrants to purchase 1,693,827 shares of New Common Stock were issued to the Backstop Purchasers), subject to adjustment in accordance with the Warrant Agreement. Each Warrant entitles its holder to purchase one share of New Common Stock at an initial exercise price of $27.33 per share, as may be adjusted from time to time in accordance with the

Warrant Agreement, including in the case of, among others, dividends or distributions of the New Common Stock, subdivisions, combinations or reclassifications of the outstanding New Common Stock, certain other issuances of New Common Stock or convertible securities, tender or exchange offers, rights plans, certain distributions of indebtedness, shares of capital stock or other securities, cash or other property. Holders of the Warrants may exercise the Warrants at any time prior to the expiration date which is 7 1/2 years from the Effective Date. A holder may exercise Warrants by paying the applicable exercise price in cash or on a cashless basis. The Company may consolidate, merge, lease or otherwise transfer all or substantially all of its assets to any person so long as the Company is the surviving corporation, or, if it is not the surviving corporation, the successor entity assumes all of the Company’s obligations under the Warrant Agreement. In the event of a consolidation, merger, lease or other transfer of all or substantially all of the Company’s assets, recapitalization, reclassification, statutory share exchange or other similar transaction, the Warrants will be exercisable following the transaction for the kind and amount of consideration that the holders of the Warrants would have received had the Warrants been exercised immediately prior to the transaction.

The foregoing description of the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 4.4 to this report and incorporated herein by reference.

1.02	Termination of a Material Definitive Agreement

Debt Securities

On the Effective Date, pursuant to the Plan and the Confirmation Order, all outstanding obligations under the following notes issued by CSA U.S. (collectively, the “Prepetition Notes”) were cancelled and the indentures governing such obligations were terminated, except to the extent to allow the Debtors, reorganized Debtors or the relevant Prepetition Notes indenture trustee, as applicable, to make distributions pursuant to the Plan on account of claims related to such Prepetition Notes and perform certain other administrative duties or exercise certain protective rights thereunder:

•

Indenture dated December 23, 2004, as amended, modified, or supplemented from time to time, by and between CSA U.S., certain subsidiary and parent guarantors, and Wilmington Trust Company, pursuant to which, among other things, the 7% Senior Notes due 2012 were issued;

•

Indenture dated December 23, 2004, as amended, modified, or supplemented from time to time, by and between CSA USA, certain subsidiary and parent guarantors, and the original indenture trustee, Wilmington Trust Company, pursuant to which, among other things, the 8 3/8% Senior Subordinated Notes due 2014 were issued.

Prepetition Credit Facility

On the Effective Date, pursuant to the Plan and the Confirmation Order, that certain Credit Agreement, dated as of December 23, 2004, as amended, restated, supplemented or otherwise modified from time to time, by and among the Company, CSA U.S., CSA Canada and Cooper-Standard Automotive International Holdings B.V. and the lenders from time to time party thereto, the agents party thereto and Deutsche Bank Trust Company Americas, as administrative and collateral agent (the “Prepetition Credit Facility”), was cancelled and terminated, including all agreements relating thereto, except to the extent to allow the Debtors, reorganized Debtors or the administrative agent, as applicable, to make distributions pursuant to the Plan on account of claims related to such Prepetition Credit Facility and to perform certain other administrative duties thereunder.

DIP Credit Agreement

On the Effective Date, pursuant to the Plan and the Confirmation Order, that certain Debtor-in-Possession Credit Agreement, dated as of December 18, 2009, as amended, modified, or otherwise supplemented from time to time, by and among the Company, CSA U.S., CSA Canada, METZELER Automotive Profile Systems GmbH, the lenders from time to time party thereto, the agents party thereto and Deutsche Bank Trust Company Americas as administrative agent, collateral agent and documentation agent, was cancelled and terminated, including all agreements related thereto.

Equity Interests

On the Effective Date, pursuant to the Plan and the Confirmation Order, all equity interests in the Company, including common stock and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligations, were cancelled and extinguished.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The descriptions of the Supplemental Indenture and Senior ABL Facility set forth under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Plan, on the Effective Date, the Company issued an aggregate of 17,489,693 shares of Common Stock, 1,000,000 shares of Preferred Stock and 2,419,753 Warrants. In addition, on the Effective Date, the Company issued to key employees of the Company, (i) 757,896 shares of Common Stock plus, subject to realized dilution on the Warrants, an additional 104,075 shares of Common Stock as restricted stock, (ii) 41,666 shares of Preferred Stock as restricted Preferred Stock, and (iii) 702,509 options to purchase shares of Common Stock, plus, subject to realized dilution on the Warrants, an additional 78,057 options to purchase shares of Common Stock. On the day after the Effective Date, the Company issued to certain of its directors and Oak Hill Advisors L.P. or its affiliates, 26,448 shares of Common Stock as restricted stock and 58,386 options to purchase shares of Common Stock. The Company also reserved 780,566 shares of Common Stock for future issuance to the Company’s management. Additional information on the grants to key employees and directors is set forth under Item 5.02 of this Current Report on Form 8-K and incorporated by reference in this Item 3.02.

Consistent with the Confirmation Order and applicable law, the Company relied on Section 1145(a)(1) of the Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the issuance of (i) 4,563,095 shares of Common Stock to the Backstop Purchasers in exchange for approximately $105 million in principal of the Company’s prepetition senior notes, (ii) 1,742,222 shares of Common Stock to holders of the Company’s prepetition senior subordinated notes, (iii) 2,703 shares of Common Stock to holders of the Company’s prepetition senior subordinated notes that were not eligible to participate in the rights offering and (iv) 725,926 Warrants to holders of the Company’s prepetition senior subordinated notes. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•

the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

On the Effective Date and pursuant to the Plan, the Company relied upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, to effect the following sales and issuances of the Company’s equity:

•	8,623,491 shares of Common Stock purchased by “accredited investors” pursuant to the rights offering in the aggregate amount of $185.7 million;

•	2,558,182 shares of Common Stock purchased by the Backstop Purchasers in the aggregate amount of $55.1 million;

•	1,000,000 shares of Preferred Stock purchased by the Backstop Purchasers in the aggregate amount of $100.0 million;

•	1,693,827 Warrants issued to the Backstop Purchasers in consideration for their agreement to backstop the rights offering.

On the Effective Date, the Company relied upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, and Rule 701 promulgated under the Securities Act to effect the following issuances of the Company’s equity:

•	757,896 shares of Common Stock plus, subject to realized dilution on the Warrants, an additional 104,075 shares of Common Stock as restricted stock;

•	41,666 shares of Preferred Stock as restricted Preferred Stock; and

•

702,509 options to purchase shares of Common Stock, plus, subject to realized dilution on the Warrants, an additional 78,057 options to purchase shares of Common Stock, with an exercise price of $25.52.

On the day after the Effective Date, the Company relied upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, and Rule 701 promulgated under the Securities Act to effect the following issuances of the Company’s equity:

•	26,448 shares of Common Stock as restricted stock; and

•	58,386 options to purchase shares of Common Stock with an exercise price of $25.52.

Certificate of Designations for 7% Cumulative Participating Convertible Preferred Stock

The following is a summary of the material terms of the Company’s 7% Cumulative Participating Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), contained in the certificate of designations for the Preferred Stock (the “Certificate of Designations”). The summary is generalized, does not purport to be complete and, as such, subject to and qualified in its entirety by reference to the Certificate of Designations.

General. Pursuant to the Plan and in connection with the rights offering thereunder, the Backstop Purchasers agreed to purchase 1,000,000 shares of Preferred Stock, stated value $100.00 per share. As of the Effective Date, after giving effect to the issuance of the Preferred Stock, the Company has 1,000,000 shares of Preferred Stock outstanding.

Ranking. The Preferred Stock ranks senior to the Common Stock and all other classes or series of the Company’s capital stock, except for any other class or series, the terms of which expressly provide that it ranks on a parity with the Preferred Stock. In the event of a winding-up or dissolution of the Company, holders of Preferred Stock are entitled to priority in payments from the Company in an amount equal to the greater of (x) the stated value of the Preferred Stock plus accrued and unpaid cumulative preferred dividends and (y) the conversion value of the Preferred Stock.

Dividends. Holders of Preferred Stock will be entitled to receive cumulative preferred dividends on a quarterly basis at the rate of 7% per year. Dividends may be paid in cash or “in-kind” with additional shares of Preferred Stock at the option of the Company.

In addition, shares of Preferred Stock are entitled to receive dividends to the same extent and on the same basis as dividends declared with respect to the Common Stock determined in accordance with the number of shares of Common Stock issuable upon conversion of the Preferred Stock at the time such dividend is declared. For so long as any shares of Preferred Stock are outstanding, dividends may not be declared or paid on the Common Stock (unless paid in Common Stock) and no Common Stock may be acquired by the Company unless the full cumulative preferred dividends have been paid and, in the case of a cash dividend on or cash acquisition of the Common Stock, unless the Company shall have redeemed all shares of Preferred Stock tendered in an offer to purchase such shares.

Conversion at Option of Holders. Shares of Preferred Stock will be convertible at any time into shares of Common Stock at the option of the holders. As of the Effective Date, after giving effect to the issuance of 1,000,000 shares of Preferred Stock to the Backstop Purchasers, the Preferred Stock will initially be convertible into 4,290,788 shares of Common Stock. The initial conversion price of the Preferred Stock will be $23.30574 per share of Common Stock, subject to certain adjustments, including, among others, stock splits and reclassifications, stock dividends and distributions, tender or exchange offers, reorganization events, rights plans and certain issuances of Common Stock or derivatives.

Conversion at Option of Parent. The Company may convert the Preferred Stock at its option at any time after the third anniversary of the Effective Date if (i) the closing sale price of the Common Stock exceeded 155% of the conversion price of the Preferred Stock for each of 30 consecutive trading days within the 45-day period prior to the notification by the Company to the holders of the Preferred Stock of its exercise of the conversion right, (ii) the Common Stock has been listed on the New York Stock Exchange (the “NYSE”) or the NASDAQ Global Select Market or the NASDAQ Global Market (collectively, “NASDAQ”) and has been registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) a registration statement covering resales of the Common Stock issuable upon conversion of the Preferred Stock has been declared effective prior to the date of notice and will remain available for resales for at least 60 days after the conversion date, subject to certain exceptions.

Conversion Upon IPO. The Company may cause the conversion of all shares of Preferred Stock into shares of Common Stock immediately prior to the consummation of an underwritten initial public offering of the Common Stock if (i) the holders of two-thirds of the then outstanding shares of Preferred Stock approve the conversion and (ii) the Common Stock has been listed on the NYSE or NASDAQ and has been registered pursuant to section 12 of the Exchange Act.

Redemption Rights Upon Certain Transactions. Upon certain events that constitute a change of control or involve a Cash Transaction (as defined below), the holders of Preferred Stock may require the Company to redeem all or a portion of their Preferred Stock at the greater of the stated value of the Preferred Stock plus accrued and unpaid cumulative preferred dividends or the value of the shares of the Common Stock into which such shares of Preferred Stock are then convertible. If a Cash Transaction occurs prior to the fifth anniversary of the Effective Date, holders of Preferred Stock will be entitled to receive cash equal to the greater of (i), in the case of a Cash Transaction that occurs prior to the first anniversary of the Effective Date, the stated value of the Preferred Stock plus accrued and unpaid cumulative preferred dividends both multiplied by 1.175, after the first anniversary and prior to the fifth anniversary of the Effective Date, the stated value of the Preferred Stock plus accrued and unpaid cumulative preferred dividends both multiplied by 1.125 and, thereafter, the stated value of the Preferred Stock plus accrued and unpaid cumulative preferred dividends and (ii) the conversion value of the Preferred Stock as of such date. “Cash Transaction” means a merger, consolidation, share exchange or other similar transaction or a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries in which all of the Common Stock is converted into the right to receive cash.

Redemption at Option of the Company. From and after the sixth anniversary of the Effective Date, the Company may, at its option, redeem shares of Preferred Stock at any time, in whole or in part, for cash at the greater of (x) the stated value of the Preferred Stock plus accrued and unpaid cumulative dividends (which value will be multiplied by 1.125 if the redemption occurs prior to the seventh anniversary of the Effective Date) and (y) 75% of the conversion value of the Preferred Stock as of the second trading day prior to the redemption date. If 75% of the conversion value of the Preferred Stock is greater than the amount in (x) above, the Company may redeem the shares of Preferred Stock in part for cash equal to the redemption value of the Preferred Stock and in part for shares of Common Stock valued as of the second trading day prior to the redemption date equal to the difference between the redemption value of the Preferred Stock and 75% of the conversion value of the Preferred Stock. In order for the Company to elect to exercise this redemption right, a registration statement covering resales of the Common Stock issuable upon redemption of the Preferred Stock must have been declared effective prior to the date of notice and must remain available for resales for at least 60 days after the redemption date, subject to certain exceptions.

Voting. Each share of Preferred Stock will carry one vote for each share of Common Stock into which such share of Preferred Stock may be converted on the record date for the determination of the stockholders entitled to vote and will be entitled to vote on any matter upon which shares of the Common Stock are entitled to vote, voting together with the Common Stock and not as a separate class. In addition, the holders of two-thirds of the outstanding Preferred Stock will have to approve certain actions, including:

•	changes to the Company’s Third Amended and Restated Certificate of Incorporation that are adverse to the rights of the Preferred Stock;

•

changes of the Preferred Stock (whether by merger, consolidation, reclassification or otherwise) into cash, securities or other property (except in accordance with the Certificate of Designations) or, in the case of a merger or consolidation of the Company in which the Company is not the surviving entity, the Preferred Stock may be exchanged for an equivalent number of shares of preferred stock of the surviving or resulting entity with substantially the same terms as the Preferred Stock;

•

any issuance of shares of Preferred Stock (other than the initial issuance of 1,000,000 shares of Preferred Stock on the Effective Date and additional shares issued as “in kind” dividends); provided, however, that any issuance of shares of Preferred Stock that are not offered to the existing holders of Preferred Stock on a pro rata basis relative to their holdings on the same terms as offered to other participants in the issuance shall require the approval of each holder of Preferred Stock;

•

the creation, authorization, issuance or increase in the amount of any equity security that ranks equally with or senior to the Preferred Stock with respect to dividend rights, rights of redemption or rights of liquidation, dissolution or winding-up of the Company; and

•	the conversion of the shares of Preferred Stock into shares of Common Stock immediately prior to the consummation of an initial underwritten public offering of shares of Common Stock.

Item 3.03	Material Modification to the Rights of Security Holders

The information set forth under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

On the Effective Date, pursuant to the Plan and the Confirmation Order, all equity interests in the Company, including common stock and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligations, were cancelled and extinguished. Former stockholders of the Company will receive no distributions or other consideration under the Plan. Under the Plan, the Backstop Purchasers have received or will receive 4,563,095 shares of Common Stock in exchange for approximately $105 million in principal of the Company’s prepetition senior notes, holders of the Company’s prepetition senior subordinated notes have received or will receive 1,742,222 shares of Common Stock in exchange for their prepetition senior subordinated notes, eligible holders of the Company’s prepetition senior subordinated notes received 8,623,491 shares of Common Stock purchased pursuant to a rights offering conducted pursuant to the Plan, holders of the Company’s prepetition senior subordinated notes that were not eligible to participate in the rights offering have received or will receive 2,703 shares of Common Stock, the Backstop Purchasers have received 2,558,182 shares of Common Stock and 1,000,000 shares of Preferred Stock purchased pursuant to the Plan and the equity commitment agreement pursuant to which the Backstop Parties agreed to backstop the rights offering. As a result of the emergence from bankruptcy protection, the identity of a majority of the Board is different from the Board immediately prior to the Effective Date, as described in Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date the following directors ceased to serve on the Board: Edward A. Hasler, Gerald J. Cardinale, Gary L. Convis, Jack Daly, S.A. (Tony) Johnson, Leo F. Mullin and James A. Stern.

Pursuant to the Plan and the Third Amended and Restated Certificate of Incorporation of the Company, as of the Effective Date the number of directors of the Company was fixed at seven. In accordance with the Plan, the initial board of the Company as of the Effective Date consists of (i) James S. McElya, the Company’s Chairman and Chief Executive Officer, (ii) Glenn R. August, who was nominated by Oak Hill pursuant to its Nomination Agreement, (iii) Orlando A. Bustos, who was nominated by Silver Point pursuant to its Nomination Agreement (iv) Larry Jutte, an independent director who was nominated by the Designating Parties pursuant to its Nomination Agreement in consultation with Mr. McElya, Korn/Ferry International and the official committee of unsecured creditors appointed in the Debtors’ chapter 11 cases (the “Creditors Committee”), (v) David J. Mastrocola, an independent director who was nominated by Barclays Capital pursuant to its Nomination Agreement in consultation with Mr. McElya, Korn/Ferry International and the Creditors’ Committee, (vi) Stephen A. Van Oss, an independent director who was selected by the Debtors from their then existing Board, and (vii) Kenneth L. Way, an independent director who was selected by the Debtors from their then existing Board.

Committees of the Board of Directors

It is expected that the committees of the board and the membership of each committee will be determined by the Board at its next meeting.

Compensation Arrangements

On the Effective Date, the Company adopted the 2010 Cooper-Standard Holdings Inc. Management Incentive Plan (the “Management Incentive Plan”) that was filed with the Bankruptcy Court on May 5, 2010, as part of the supplement to the Plan. This summary is generalized, does not purport to be complete and, as such, subject to and qualified in its entirety by reference to the provisions of the Management Incentive Plan, which is attached as Exhibit 10.6 to this report and incorporated herein by reference. The Management Incentive Plan provides for Initial Grant Awards that were made on the Effective Date to key employees of the Company and Future Grant Awards that may be made at any time following the Effective Date to key employees and directors of the Company.

Number of Shares. The total number of shares authorized to be issued under the Management Incentive Plan as the Initial Grant Awards are as follows: (1) 4% of the Common Stock (or 757,896 shares of Common Stock, plus, subject to realized dilution on the Warrants, an additional 104,075 shares of Common Stock) to be granted as restricted stock; (2) 4% of the Preferred Stock (initially convertible into 178,783 shares of Common Stock) to be granted as restricted Preferred Stock; and (3) 3% of the equity (or 702,509 shares of Common Stock, plus, subject to realized dilution on the Warrants, an additional 78,057 shares of Common Stock) to be granted as stock options.

The total number of shares which may be issued under the Management Incentive Plan as the Future Grant Awards, to be issued incrementally, are 3% of the equity (or 702,509 shares of Common Stock, plus, subject to realized dilution on the Warrants, 78,057 shares of Common Stock). The issuance of shares or the payment of cash upon the exercise of an award or in consideration of the cancellation or termination of an award will reduce the total number of shares available under the Management Incentive Plan, as applicable. Shares which are subject to awards which terminate or lapse without the payment of consideration may be granted again under the Management Incentive Plan.

Stock Options. The exercise price of each stock option will be fair market value. Each stock option becomes vested at such times as may be designated by the Board or any committee or subcommittee thereof to which the Board delegates such duties (the “Committee”) and set forth in the applicable award agreement. Stock options granted under the Management Incentive Plan become exercisable at such time and upon such terms and conditions as may be determined by the Committee and set forth in the applicable award agreement, but in no event may a stock option be exercisable more than ten years after the date it is granted.

Restricted Stock. Until all restrictions upon the shares of restricted stock or restricted Preferred Stock awarded to a participant have lapsed at the times set forth in the applicable award agreement, such shares may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. The payment to the participant of any dividends or distributions declared or paid on such shares of restricted stock or restricted Preferred Stock awarded to the participant will be deferred until the lapsing of the restrictions imposed upon such shares. Any such deferred dividends or distributions may be credited during the deferral period with interest at a rate per annum as the Committee, in its discretion, may determine. Payment of any such deferred dividends or distributions, together with any interest accrued thereon, will be made upon the lapsing of the restrictions imposed on such shares and any such deferred dividends or distributions (together with any interest accrued thereon) will be forfeited upon the forfeiture of such shares.

Change of Control; Initial Grant Awards. In the event of a Change of Control (as such term is defined in the Management Incentive Plan), 50% of the then unvested portion of all outstanding Initial Grant Awards will vest (and any restrictions thereon shall lapse). The remaining outstanding Initial Grant Awards shall vest (and any restrictions thereon shall lapse) in accordance with their terms; provided however, that upon a termination of a participant’s employment by the Company and its affiliates without Cause or by the participant for Good Reason (as those terms are defined in an executive’s employment agreement if applicable, or else as defined in the Management Incentive Plan), within two years after such Change of Control, the remaining outstanding Initial Grant Awards will vest (and any restrictions thereon shall lapse) with respect to the remaining outstanding shares of such Initial Grant Awards. Notwithstanding the foregoing, the Committee may place additional restrictions upon certain Initial Grant Awards in the applicable award agreement.

Future Grant Awards. For all outstanding Future Grant Awards, any acceleration in connection with a Change of Control shall be determined by the Committee and set forth in each award agreement.

Administration. The Management Incentive Plan will be administered by the Committee. The Committee is authorized to interpret the Management Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Management Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Management Incentive Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Management Incentive Plan in the manner and to the extent the Committee deems necessary or desirable. The Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Management Incentive Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

Initial Grant Awards. On the Effective Date, the Initial Grant Awards were made to key employees of the Company pursuant to a Form of Restricted Stock Award Agreement and Form of Nonqualified Stock Option Agreement adopted by the Board. This summary is generalized, does not purport to be complete and, as such, is subject to and qualified in its entirety by reference to the provisions of the Form of Nonqualified Stock Option Agreement and Form of Restricted Stock Award Agreement, which are attached as Exhibits 10.7 and 10.8 to this report, respectively, and incorporated herein by reference. The time-based stock options, time-based restricted stock, and time-based restricted Preferred Stock vest in equal installments on each anniversary of the Effective Date for four years, while the participant remains employed (other than the CEO who did not receive any stock options and whose time-based restricted stock and time-based restricted Preferred Stock will vest in equal installments over three years).

All the named executive officers also received equity awards in respect of Warrants, which vest (or restrictions thereon lapse) and become exercisable on the later of the date on which (i) the time-based stock option or restricted stock vests (or restrictions thereon lapse) and becomes exercisable in accordance with its terms or (ii) any or all of the Warrants are exercised, in each case in an amount determined based on the number of shares issued upon the exercise of such Warrants, which shall be determined for each exercise of a Warrant by multiplying the award by the Warrant Factor (as defined below); provided that upon termination of the participant’s employment prior to full exercise or expiration of the Warrants, the award shall vest and become exercisable to the extent that the time-based stock option or time-based restricted stock vested (or restrictions thereon have lapsed) and became exercisable as of the date of such termination in accordance with its terms and in an amount determined by multiplying the award by the Deemed Warrant Factor. Warrant Factor means, at the time of each exercise of Warrants, (i) the number of shares actually issued by the Company upon such exercise divided by (ii) the total amount of outstanding Warrants. Deemed Warrant Factor means, as of the date of the participant’s termination of employment, (i) the number of shares that would have been issued by the Company if the Warrants outstanding and unexercised as of such date were deemed exercised on a net exercise basis, based on the market value of such shares as of such date, divided by (ii) the total amount of outstanding Warrants.

The unvested outstanding awards are generally canceled by the Company without consideration upon termination of employment, provided that upon termination without Cause, by the participant for Good Reason, or due to the participant’s death or Disability (generally as such terms are defined in an executive’s employment agreement if they have one, or else as defined in the Management Incentive Plan), the participant shall be deemed vested as of the date of such termination in any of the equity awards that would have otherwise vested in the calendar year in which such termination occurs.

The initial grant allocations to the named executive officers were as follows:

	Restricted Common Stock	Restricted Common Stock in Respect of Warrants	Restricted Preferred Stock	Stock Options	Stock Options in Respect of Warrants
James S. McElya	375,940	54,075	21,534	0	0
Edward Hasler	61,680	9,000	3,533	110,000	13,857
Allen J. Campbell	54,581	7,566	3,142	93,000	11,941
Keith D. Stephenson	54,581	7,566	3,142	93,000	11,941
Michael C. Verwilst	34,516	4,761	1,977	58,000	7,448

The stock options were granted with an exercise price equal to the Plan value of the Common Stock of $25.52 per share.

Future Grant Awards. On the day after the Effective Date, stock options and restricted stock awards were granted to the following non-employee directors in accordance with form of award agreements adopted by the Board: Orlando Bustos, Larry Jutte, David Mastrocola, Stephen A. Van Oss, and Kenneth L. Way. Each of these directors was granted 4,408 shares of restricted Common Stock and 9,731 options to purchase Common Stock (with an exercise price per share equal to the Plan value of $25.52). This summary is generalized, does not purport to be complete and, as such, is subject to and qualified in its entirety by reference to the provisions of the Form of Nonqualified Stock Option Agreement and Form of Restricted Stock Award Agreement, which are attached as Exhibits 10.9 and 10.10 to this report, respectively, and incorporated herein by reference.

The time-based stock options, time-based restricted stock, and time-based restricted Preferred Stock generally vest in installments equal to 50% on the first anniversary of the Effective Date, and 25% on each of the second and third anniversaries of the Effective Date, while the directors remain in service with the Company. The equity awards vest 100% in the event of a Change of Control. Upon termination of service due to the director’s death, Disability or as the result of an involuntary removal by action of the stockholders, the awards vest on a pro-rata basis based on the following fraction, the numerator of which is the days served as a director from the later of the date of grant or the most recent anniversary of the date of grant through the termination date and the denominator of which is 365, multiplied by: 1) 50%, if such termination occurs prior to the first anniversary of the date of grant, or 2) 25%, if such termination occurs between the first and third anniversaries of the date of grant, provided that, where applicable, upon a termination due to a Termination Event of the Stockholder (as such terms are defined in the Director Nomination Agreement pursuant to which such director was nominated), the equity would vest with respect to 50% of the award if such termination occurs prior to the first anniversary and with respect to 25% of the award granted thereunder if such termination occurs between the first and third anniversaries.

Effective as of May 28, 2010, the Board also approved the following compensation to be paid to the non-employee directors: an annual cash retainer of $75,000 per year, to be paid quarterly, a committee chair fee of $10,000 per year, paid quarterly, for service as chair of a standing committee of the Board, reimbursement of travel, accommodation and other expenses for meeting fees and expenses (with no per-meeting fees for attendance), and the equity awards described above. In addition, the Amended and Restated By-laws provide for broad indemnification of directors.

Additionally, pursuant to its Nomination Agreement, Oak Hill Advisors, L.P. or its Affiliates will be receiving the compensation described above (including the equity grants pursuant to substantially similar terms and substantially similar award agreements) in lieu of Glenn R. August.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

4.1	Supplemental Indenture, dated as of May 27, 2010, among CSA U.S., the Company, the subsidiaries of CSA U.S. set forth on the signature page thereto and U.S. Bank National Association, as trustee under the indenture

4.2	Joinder to Registration Rights Agreement, dated May 27, 2010

4.3	Registration Rights Agreement, dated as of May 27, 2010, by and among the Company, the Backstop Purchasers and the other holders party thereto

4.4	Warrant Agreement, dated as of May 27, 2010, between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent

10.1	Loan and Security Agreement, dated as of May 27, 2010, among the Company, CSA U.S., CSA Canada, the other guarantors party thereto, certain financial institutions as lenders and Bank of America, N.A., as Agent

10.2	Director Nomination Agreement, made as of May 27, 2010, among the Company and Barclays Capital, Inc.

10.3	Director Nomination Agreement, made as of May 27, 2010, among the Company and Silver Point Capital, L.P., on behalf of its affiliates and related funds

10.4	Director Nomination Agreement, made as of May 27, 2010, among the Company and Oak Hill Advisors L.P., on behalf of certain funds and separate accounts that it manages

10.5	Director Nomination Agreement, made as of May 27, 2010, among the Company and Capital Research and Management Company, as investment advisor to certain funds it manages, TCW Shared Opportunity Fund IV, L.P., TCW Shared Opportunity Fund IVB, L.P., TCW Shared Opportunity Fund V, L.P., TD High Yield Income Fund, and Lord, Abbett & Co. LLC, as investment manager on behalf of multiple clients

10.6	2010 Cooper-Standard Holdings Inc. Management Incentive Plan

10.7	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Nonqualified Stock Option Agreement for key employees

10.8	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Restricted Stock Award Agreement for key employees

10.9	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Nonqualified Stock Option Agreement for directors

10.10	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Restricted Stock Award Agreement for directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel and Secretary

Dated: June 3, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Supplemental Indenture, dated as of May 27, 2010, among CSA U.S., the Company, the subsidiaries of CSA U.S. set forth on the signature page thereto and U.S. Bank National Association, as trustee under the indenture

4.2	Joinder to Registration Rights Agreement, dated May 27, 2010

4.3	Registration Rights Agreement, dated as of May 27, 2010, by and among the Company, the Backstop Purchasers and the other holders party thereto

4.4	Warrant Agreement, dated as of May 27, 2010, between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent

10.1	Loan and Security Agreement, dated as of May 27, 2010, among the Company, CSA U.S., CSA Canada, the other guarantors party thereto, certain financial institutions as lenders and Bank of America, N.A., as Agent

10.2	Director Nomination Agreement, made as of May 27, 2010, among the Company and Barclays Capital, Inc.

10.3	Director Nomination Agreement, made as of May 27, 2010, among the Company and Silver Point Capital, L.P., on behalf of its affiliates and related funds

10.4	Director Nomination Agreement, made as of May 27, 2010, among the Company and Oak Hill Advisors L.P., on behalf of certain funds and separate accounts that it manages

10.5	Director Nomination Agreement, made as of May 27, 2010, among the Company and Capital Research and Management Company, as investment advisor to certain funds it manages, TCW Shared Opportunity Fund IV, L.P., TCW Shared Opportunity Fund IVB, L.P., TCW Shared Opportunity Fund V, L.P., TD High Yield Income Fund, and Lord, Abbett & Co. LLC, as investment manager on behalf of multiple clients

10.6	2010 Cooper-Standard Holdings Inc. Management Incentive Plan

10.7	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Nonqualified Stock Option Agreement for key employees

10.8	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Restricted Stock Award Agreement for key employees

10.9	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Nonqualified Stock Option Agreement for directors

10.10	Form of 2010 Cooper-Standard Holdings Inc. Management Incentive Plan Restricted Stock Award Agreement for directors